UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013
NATIVE AMERICAN ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54088	65-0777304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61-43 186th Street  Suite 507
Fresh Meadows  NY  11365
(Address of principal executive offices, including zip code)

(718) 408-2323
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2013, the Certificate of Designations of the Series A Convertible Preferred Stock and the Certificate of Designations of the Series B Callable Preferred Stock of Native American Energy Group, Inc. (the “Company”) were amended.  The Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock and the Certificate of Amendment to Certificate of Designations of Series B Callable Preferred Stock, which are furnished as Exhibits 3.1 and 3.2 to this Form 8-K, are incorporated herein by reference.

Item 8.01     Other Events.

On June 24, 2013, the Company announced the distribution of 1,000 shares of its Series B Nonvoting Convertible Preferred Stock to each of the 566 Federally-recognized Native American tribes in the United States as per the list attached hereto as Exhibit 99.1.  The list of federally recognized tribes and the press release relating to the distribution, which are furnished as Exhibit 99.1 and 99.2 to this Form 8-K, are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Designations of Series A Convertible Preferred Stock, effective as of June 21, 2013
3.2	Certificate of Amendment to Certificate of Designations of Series B Callable Preferred Stock, effective as of June 21, 2013
99.1	List of 566 Federally Recognized Native American Tribes – Listed by State
99.2	Press Release issued by Native American Energy Group, Inc., dated June 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013	NATIVE AMERICAN ENERGY GROUP, INC.

	By:	/s/ Joseph G. D’Arrigo
Name: Joseph G. D’Arrigo
Title: Chief Executive Officer